MARKETING NAME℠ (06/23)

APPLICATION FOR AN INDIVIDUAL SINGLE PREMIUM
DEFERRED REGISTERED INDEX-LINKED ANNUITY (RILAXXX)

JACKSON®
National Life Insurance Company
Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Fax: 800-943-6761
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable) ______

Jackson® pre-assigned Contract Number (if applicable) ______

Primary Owner

• **PLEASE PRINT CLEARLY**

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number ______ or Tax ID Number ______ Phone Number (include area code) ______

U.S. Citizen ☐ Yes ☐ No Country of Residence ______ Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) ______ Email Address ______

First Name ______ Middle Name ______ Last Name ______

Non-Natural Owner/Entity Name (if applicable) ______

Physical Address Line 1 (no P.O. Boxes) ______ Physical Address Line 2 ______

Physical Address City ______ State ______ ZIP ______

Mailing Address Line 1 ______ Mailing Address Line 2 ______

Mailing Address City ______ State ______ ZIP ______

ICC22 R290 Page 1 of 11 **R290 06/23**

Page 2 of 11 R290 06/23ICC22 R290 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Physical Address Line 1 Physical Address City State ZIP Physical Address Line 2 First Name Middle Name Last Name Social Security Number Physical Address Line 1 Physical Address City State ZIP Physical Address Line 2 Date of Birth (mm/dd/yyyy) First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Physical Address Line 1 Physical Address City State ZIP Physical Address Line 2 Joint Owner Primary Annuitant Joint Annuitant Phone Number (include area code) (mm/dd/yyyy)Date of Birth Email Address (print clearly)Date of Birth (mm/dd/yyyy) Sex Male FemaleU.S. Citizen Yes No Country of Residence Sex Male FemaleU.S. Citizen Yes No Country of Residence Sex Male FemaleU.S. Citizen Yes No Country of Residence Joint Annuitant Not Applicable (no P.O. Boxes) (no P.O. Boxes) (no P.O. Boxes) Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Beneficiary(ies)

It is required for Good Order that the Percentage of Death Benefit be **whole numbers** and **must** total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use the Beneficiary Designation Supplement form (X3041) for additional beneficiaries.

☐ Primary   Sex ☐ Male ☐ Female   Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent   Sex ☐ Male ☐ Female   Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent   Sex ☐ Male ☐ Female   Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (no P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

ICC22 R290   Page 3 of 11   **R290 06/23**

Tax Qualification

The Registered Index-Linked Annuity Automatic Withdrawal Request form (R4370) is required if a Stretch qualification is elected.

☐ Non-Tax Qualified ☐ IRA - Traditional ☐ Roth IRA ☐ SEP

☐ 403(b) TSA ☐ Roth Conversion Other: ____________

☐ Stretch IRA ☐ Stretch Roth IRA ☐ Non-Qualified Stretch

For Stretch Deferrals, please indicate the deferral type and the deceased's information:

☐ 10-Year Qualified Deferral

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Premium Payment

External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

Select payment method. Must select at least one:

☐ **Jackson to request funds** ☐ **Financial Professional or Owner to request funds**

☐ **Payment included** ☐ **In-house funding - Select one:**
☐ **Internal Transfer** ☐ **Death Claim Proceeds**

Anticipated total amount from:

Check(s) $ ____________ External Transfer(s) $ ____________

Internal Transfer(s)/Death Claim Proceeds $ ____________ ACH/Wire(s) $ ____________

For IRA - Traditional or Roth IRA Tax Qualifications, please indicate tax contribution year(s) and amount(s). If the year(s) is (are) not indicated, Jackson will default to the current tax year.

Year: ______ $ ____________ Year: ______ $ ____________

- For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

Please provide the following information if applicable:

Company Releasing Funds	Account Number	Maturity Date	Transfer Type	Anticipated Transfer Amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Non-Qualified Plans: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plans: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

We reserve the right to refuse a Premium payment that is comprised of multiple payments over a period of time. If we permit you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date.

ICC22 R290 Page 4 of 11 **R290 06/23**

Page 5 of 11 R290 06/23ICC22 R290 Statement Regarding Existing Policies or Annuity Contracts (Must select one) NoYes Are you replacing or changing an existing life insurance policy or annuity contract? Telephone/Electronic Transaction Authorization Annuitization/Income Date Specify Income Date (mm/dd/yyyy) It is required for Good Order that this entire section be completed. Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts, you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application. I (We) do have existing life insurance policies or annuity contracts. I (We) do not have existing life insurance policies or annuity contracts. I (We) certify that with regard to Jackson or any other company: By checking " Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Periodic Reallocation Programs (Automatic Rebalancing, End-Term Performance Lock), initiate an Intra-Term Performance Lock or transfer Contract values between Contract Options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson's administrative procedures. Do you consent to Telephone/Electronic Transaction Authorization? Yes No Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic transaction authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction, where Jackson's administrative procedures were properly followed. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Registered Index-Linked Annuity Telephone/Electronic Authorization Request form (R3782). If no election is made, Jackson will default to " No." If an Annuitization/Income Date is not specified, Jackson will default to the Latest Income Date as shown in the Contract.

Page 6 of 11 R290 06/23ICC22 R290 Contract Options Periodic Reallocation Programs PLEASE NOTE: Contract Options are subject to availability. Automatic Rebalancing End-Term Performance Lock 1-Year %Index Account Options S&P 500 Index BUFFER 10% 20% Cap Performance Boost Performance Trigger Cap 3-Year % 6-Year % Performance Trigger FLOOR 10% Cap 1-Year %Index Account Options Russell 2000 Index BUFFER 10% 20% Cap Performance Boost Performance Trigger Cap 3-Year % 6-Year % Performance Trigger FLOOR 10% Cap Tell us how you want your annuity Premium invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. CONTRACT OPTIONS CONTINUED ON PAGE 7. Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Applicant Acknowledg- ments on page 9. Automatically transfer any positive Index Adjustments from the Index Account Option(s) to the 1-year Fixed Account Option on the Index Account Option Term Anniversary. Automatically rebalance Index Account Option and Fixed Account Option allocations on the Index Account Option Term Anniversary and/or the Contract Anniversary, as applicable, where more than one Contract Option has been elected. Note: Automatic Rebalancing will occur on an annual basis on each Contract Anniversary. Only eligible Contract Options will proportionally reallocate based on the percentages You provide. Index Account Options are only eligible to be included in rebalancing on their Index Account Option Term Anniversary. Please read the Important Information related to Periodic Reallocation Programs in the Notice to Applicant section on page 9. May select only one Periodic Reallocation Program.

Contract Options PLEASE NOTE: Contract Options are subject to availability. **(continued from page 6)**

Tell us how you want your annuity Premium invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

- Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Applicant Acknowledgments on page 9.

MSCI EAFE Index

Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Boost			
		Performance Trigger			
	20%	Cap			
FLOOR	10%	Cap			
		Performance Trigger			

MSCI Emerging Markets Index

Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Boost			
		Performance Trigger			
	20%	Cap			
FLOOR	10%	Cap			
		Performance Trigger			

MSCI KLD 400 Social Index

Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Boost			
		Performance Trigger			
	20%	Cap			
FLOOR	10%	Cap			
		Performance Trigger			

Fixed Account Option	1-Year %
Fixed Account	

ICC22 R290 Page 7 of 11 **R290 06/23**

Page 8 of 11 R290 06/23ICC22 R290 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents Annual statements If no election is made, Jackson will default to " No." Check the box(es) next to the type of documents you wish to receive electronically. If electronic delivery is authorized but no document type is selected, the selection will default to "All Documents." Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Registration at jackson.com is required for electronic delivery of documents. Authorizing electronic delivery of annual statements will automatically enroll you to receive quarterly summaries. Quarterly summaries are only available via electronic delivery. My email address is: I (We) will notify the Company of any new email address. Jackson offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson will provide documents related to your Contract by e-delivery. Jackson will provide documents via e-delivery as long as it is consistent with applicable state and federal law, delivery preferences are updated, and the Contract is still active. For security purposes, if your jackson.com account is not accessed within 18 months, we may remove your registration and change your delivery method to physical mail. Any document we send by e-delivery that complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications as related to any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, statements of additional information, annual and semiannual reports, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents for compliance reasons. When additional document types are available, they will be sent via e-delivery automatically if consent was previously provided. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email or attach your document(s) within the email. Jackson will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. Please login to your Contract on jackson.com and access your Filing Cabinet to view your document(s) or click the link that will be provided in the email notification in order to view the material. To successfully receive electronic transmissions, your electronic device must have internet access, an active email account, Adobe Acrobat Reader, and pop-up blockers turned off. Please note some internet browsers may not function well with jackson.com. If a browser error occurs, use a different internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free from www.adobe.com. Paper copies of documents may be requested by calling the Customer Care Center, whether or not you consent or revoke your consent for e-delivery, at any time for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Customer Care Center. If you choose to enroll in e-delivery, you consent to the terms outlined above for electronic transmissions. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Applicant Acknowledgments ICC22 R290 Page 9 of 11 R290 06/23 Notice to Applicant 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) hereby represent to the best of my (our) knowledge and belief that I (we) have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my (our) original product. The product fits my (our) investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 5. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 6. I (We) understand that while the values of the Contract may be affected by an external Index, the Contract does not participate in any stock or equity investment. 7. I (We) understand that the capping component in this Contract may limit the Index Adjustment credited to the Index Account Option value on each Index Account Option Term Anniversary, regardless of the performance of the Indices. 8. I (We) have received the applicable current Buffers/Floors, Caps/Rates and any other Index Adjustment Factors associated with this Contract. 9. I (We) understand that to the extent I (we) have been permitted to make a Premium payment comprised of multiple payments over a period of time, my (our) Contract will not be issued until all such payments are received, and all Premium payments will be held in a non-interest bearing account until the date my (our) Contract is issued. 10. I (We) have been given a current prospectus for this registered index-linked annuity product. 11. I (We) understand that Jackson offers other annuities with similar features, limitations, minimum Caps/Rates and charges. I (We) have discussed the alternatives with my (our) Financial Professional, including that similar products with higher or lower Caps/Rates may be available through other broker-dealers. 12. I (We) understand and acknowledge that amounts payable under the Contract may be subject to a Withdrawal Charge and/or a Market Value Adjustment(s), if applicable, which may cause the values to decrease if withdrawn or annuitized prior to a specified date or dates as stated in the Contract. 13. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson to accept any electronic signature(s) that I (we) may make to this application. 14. I (We) understand that certain broker-dealers may limit the Contract Options available under the Contract. I (We) have discussed these limitations with my (our) Financial Professional and have been provided with a list of Contract Options currently available for election through my (our) broker-dealer. I (We) understand that any application including an election of a Contract Option not available through my (our) broker-dealer will not be accepted. I (We) understand that the Contract Options not available through my (our) broker-dealer may be available through other broker-dealers. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Important Information related to Periodic Reallocation Programs: Periodic Reallocation Programs do not ensure a profit or protect against loss. Principal value and investment return in the Index Account Options will fluctuate with changes in the elected tracked Index. When reallocated, Index Account Option values may be more or less than the Index Return due to the application of Index Adjustments associated with your elected crediting method. In addition, Index Account Option values on the date reallocated may be more or less than they were on the date of original allocation due to changes in Index Return during the elected Index Account Option term. Please see the prospectus for additional information related to Periodic Reallocation Programs.

Page 10 of 11 R290 06/23ICC22 R290 Owner's Signature Date Signed (mm/dd/yyyy) State Where Signed Owner's Title Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature Joint Annuitant's Signature Applicant Signatures State Where Signed U.S. Tax Certifications Check this box if the IRS has notified you that you are subject to backup withholding. (required if owned by an Entity) (if other than Owner) (if other than Joint Owner) Not FDIC/NCUA Insured Not bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement form(s) must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding, 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Financial Professional Acknowledgments and Signature

! Complete this certification regarding sales material section only if:

- The applicant has other existing policies or annuity contracts

AND

- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. I used only Jackson-approved sales material(s), including electronically presented materials, during the presentation of this Jackson product to the applicant.

! All Financial Professional certifications, licenses and trainings must be completed prior to application execution.

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have reviewed all of the applicant's information, and I believe that my recommendation to purchase this annuity is in line with the applicant's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said applicant. I also attest that I have provided the applicant with all pertinent information about the product, including disclosure of risks involved, allowing the applicant to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the applicant given the applicant's financial situation and needs.
3. The applicable current Buffers/Floors, Caps/Rates and any other Index Adjustment Factors associated with this Contract have been presented and explained to the applicant(s).
4. I have not made statements that differ from this material nor have I made any promises about the expected future Index Account Option values of this Contract.
5. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensured that this replacement (if applicable) is consistent with that position.
6. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
7. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced or changed is true and accurate to the best of my knowledge and belief.
8. I have discussed all applicable limitations to Contract Option availability with the applicant and have provided the applicant with a list of Contract Options currently available for election.

- Program Options Note: If no option is indicated, the designated default will be used.

Financial Professional # 1 Signature | **Date Signed** (mm/dd/yyyy) | **Jackson Assigned ID**

First Name | Middle Name | Last Name

Financial Institution

Email Address (print clearly) | Business Phone Number (include area code) | Extension

Program Options ☐ A ☐ B ☐ C ☐ D | Percentage ____ %

- If Percentage is left blank, all Financial Professionals will receive equal shares.

If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%).

Financial Professional # 2 Name	Jackson Assigned ID	Percentage
		%

Financial Professional # 3 Name	Jackson Assigned ID	Percentage
		%

Financial Professional # 4 Name	Jackson Assigned ID	Percentage
		%

ICC22 R290 Page 11 of 11 **R290 06/23**